Exhibit 99.1

NEW YORK, April 19, 2023 - Nasdaq, Inc. (Nasdaq: NDAQ) today reported financial results for the first quarter of 2023.

•	First quarter 2023 net revenues[1] increased 2% compared to the first quarter of 2022. Solutions businesses[2] revenues increased 4% with 5% organic growth[3], partially offset by a negative 1% FX impact.

•	Annualized Recurring Revenue (ARR)[4] increased 7% compared to the first quarter of 2022. Annualized SaaS revenues increased 11% and represented 36% of ARR.

•	Anti-Financial Crime revenue increased 17% compared to the first quarter of 2022. Nasdaq continued its progress in signing financial institutions to its fraud detection and anti-money laundering SaaS solution, including another Tier 2 client signed during the period and the first global Tier 1 bank signed in April 2023.

•	First quarter 2023 GAAP diluted earnings per share increased 7% compared to the first quarter of 2022. First quarter 2023 non-GAAP[3] diluted earnings per share increased 5% compared to the first quarter of 2022.

•	The company returned $257 million to shareholders in the first quarter of 2023: $159 million in share repurchases and $98 million in dividends.

First Quarter 2023 Highlights

(US$ millions, except per share)	1Q23	% Change (YoY)	Organic % Change (YoY)
Solutions Businesses Revenues	$646	4%	5%
Trading Services Net Revenues	$267	1%	3%
Net Revenues*	$914	2%	4%
ARR	$2,035	7%
GAAP Diluted EPS	$0.61	7%
Non-GAAP Diluted EPS	$0.69	5%

*	Net revenues include Other revenues of $1 million in the first quarter of 2023 and $5 million in the first quarter of 2022.

Adena Friedman, Chair and CEO said, “Nasdaq delivered a solid financial performance during the first quarter of 2023, driven by momentum across our divisions.

In recent months, we have seen a step change of technological innovation in artificial intelligence. Nasdaq’s investments in proprietary data, and migrating our markets and SaaS solutions to the cloud, uniquely positions us to harness the potential of advanced AI to improve the liquidity, transparency, and integrity of the financial system in the coming years.”

Ann Dennison, Executive Vice President and CFO said, “We remain focused on taking a thoughtful and strategic approach to investing for growth in this year’s operating environment.

Our strong capital position and free cash flow generation give us the ability to invest in growth initiatives while we continue our dividend growth story with a 10% increase in the quarterly dividend.”

FINANCIAL REVIEW

•

First quarter 2023 net revenues were $914 million, an increase of $22 million, or 2%, from $892 million in the prior year period. Net revenues reflected a $36 million, or 4%, positive impact from organic growth, including positive contributions from all segments, partially offset by an $11 million decrease from the impact of changes in FX rates and a $3 million decrease from the net impact of an acquisition and divestiture.

•

Solutions businesses revenues were $646 million in the first quarter of 2023, an increase of $23 million, or 4%. The increase primarily reflects a $29 million, or 5%, positive impact from organic growth, partially offset by a $7 million decrease from the impact of changes in FX rates. ARR, which reflects the vast majority of the Solutions Businesses revenues and excludes the AUM and transaction licensing components of Index, increased 7% from the prior year period.

•

Trading Services net revenues were $267 million in the first quarter of 2023, an increase of $3 million, or 1%. The increase reflects a $7 million, or 3%, positive impact from organic growth, partially offset by a $4 million decrease from the impact of changes in FX rates. Trading Services net revenues reflect strong growth from North American trading partially offset by a decline in European trading.

•

First quarter 2023 GAAP operating expenses increased $15 million, or 3%, versus the prior year period. The increase primarily reflects higher restructuring expenses associated with the launch of our divisional alignment program in the fourth quarter of 2022 and higher occupancy expense due to lease asset impairment charges in the first quarter of 2023 driven by a reduction in our real estate footprint, partially offset by lower merger and strategic initiatives expense and changes in FX rates.

•

First quarter 2023 non-GAAP operating expenses increased $8 million, or 2% versus the prior year period. The increase primarily reflects increased expenses associated with the continued investment in our people and our businesses to drive long term growth, partially offset by changes in FX rates.

•

The company repurchased $159 million in shares of its common stock during the first quarter of 2023. As of March 31, 2023, there was $491 million remaining under the board authorized share repurchase program.

2023 EXPENSE AND TAX GUIDANCE UPDATE5

•	The company is updating its 2023 non-GAAP operating expense guidance to a range of $1,780 million to $1,840 million. Nasdaq expects its 2023 non-GAAP tax rate to be in the range of 24% to 26%.

STRATEGIC AND BUSINESS UPDATES

•

Verafin delivers on its anti-financial crime growth strategy with large financial institutions by signing its first Tier 1 global bank and an additional Tier 2 client. Verafin signed a global Tier 1 bank in April 2023 for its fraud SaaS solution, including comprehensive detection capabilities across wires, ACH, and checks, as well as case management and reporting functionality. Additionally, Verafin signed another tier 2 client to its enterprise AML solution during the first quarter of 2023. These signings further underscore Verafin’s progress with large bank clients, as its solutions seek to displace legacy platforms and manual processes with a cloud-based and market proven solution.

•

Nasdaq’s annualized SaaS revenues in the first quarter of 2023 increased 11% year over year. Annualized SaaS revenues totaled $729 million in the first quarter of 2023, representing 36% of total company ARR, up from 34% in the first quarter of 2022. The 11% year over year increase in annualized SaaS revenues primarily reflects strong growth in the fraud detection and anti-money laundering solutions.

•

Nasdaq maintained listings leadership in the U.S. The Nasdaq Stock Market led U.S. exchanges for operating company IPOs with an 91% total win rate during the first quarter of 2023. During the period, the Nasdaq Stock Market featured seven of the ten largest U.S. operating company IPOs by capital raised, and attracted 80% of proceeds raised by operating companies.

•

Nasdaq led all exchanges in total multiply-listed options traded. In the first quarter of 2023, Nasdaq led all exchanges during the period in total volume traded for multiply-listed equity options. Nasdaq has maintained a consistent share of available on-exchange U.S. equity trading since the first quarter of 2022 with improving capture contributing to revenue growth. The Nasdaq Stock Market remains the single largest venue of liquidity for traded-listed U.S. cash equities.

•

Nasdaq is continuing its cloud migration strategy and announces additional cloud migration plans for its marketplaces and remaining SaaS solutions. Following the successful migration of Nasdaq MRX options market core trading system onto Amazon Web Services (AWS) edge cloud, Nasdaq plans to migrate a second options exchange by the end of 2023, and is currently migrating its Surveillance and BoardVantage SaaS solutions to the cloud.

[1]	Represents revenues less transaction-based expenses.
[2]	Constitutes revenues from our Capital Access Platforms and Anti-Financial Crime segments and Marketplace Technology business within Market Platforms.
[3]	Refer to our reconciliations of U.S. GAAP to non-GAAP net income, diluted earnings per share, operating income, operating expenses and organic impacts included in the attached schedules.
[4]

Annualized Recurring Revenue (ARR) for a given period is the annualized revenue derived from subscription contracts with a defined contract value. This excludes contracts that are not recurring, are one-time in nature or where the contract value fluctuates based on defined metrics. ARR is currently one of our key performance metrics to assess the health and trajectory of our recurring business. ARR does not have any standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

[5]

U.S. GAAP operating expense and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement in foreign currency rates, as well as future charges or reversals outside of the normal course of business.

ABOUT NASDAQ

Nasdaq (Nasdaq: NDAQ) is a global technology company serving the capital markets and other industries. Our diverse offering of data, analytics, software and services enables clients to optimize and execute their business vision with confidence. To learn more about the company, technology solutions and career opportunities, visit us on LinkedIn, on Twitter @Nasdaq, or at www.nasdaq.com.

NON-GAAP INFORMATION

In addition to disclosing results determined in accordance with U.S. GAAP, Nasdaq also discloses certain non-GAAP results of operations, including, but not limited to, non-GAAP net income attributable to Nasdaq, non-GAAP diluted earnings per share, non-GAAP operating income, and non-GAAP operating expenses, that include certain adjustments or exclude certain charges and gains that are described in the reconciliation table of U.S. GAAP to non-GAAP information provided at the end of this release. Management uses this non-GAAP information internally, along with U.S. GAAP information, in evaluating our performance and in making financial and operational decisions. We believe our presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparisons of results as the items described below in the reconciliation tables do not reflect ongoing operating performance.

These measures are not in accordance with, or an alternative to, U.S. GAAP, and may be different from non-GAAP measures used by other companies. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as a comparative measure. Investors should not rely on any single financial measure when evaluating our business. This information should be considered as supplemental in nature and is not meant as a substitute for our operating results in accordance with U.S. GAAP. We recommend investors review the U.S. GAAP financial measures included in this earnings release. When viewed in conjunction with our U.S. GAAP results and the accompanying reconciliations, we believe these non-GAAP measures provide greater transparency and a more complete understanding of factors affecting our business than U.S. GAAP measures alone.

We understand that analysts and investors regularly rely on non-GAAP financial measures, such as those noted above, to assess operating performance. We use these measures because they highlight trends more clearly in our business that may not otherwise be apparent when relying solely on U.S. GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our ongoing operating performance.

Organic revenue and expense growth, organic change and organic impact are non-GAAP measures that reflect adjustments for: (i) the impact of period-over-period changes in foreign currency exchange rates, and (ii) the revenues, expenses and operating income associated with acquisitions and divestitures for the twelve month period following the date of the acquisition or divestiture. Reconciliations of these measures are described within the body of this release.

Foreign exchange impact: In countries with currencies other than the U.S. dollar, revenues and expenses are translated using monthly average exchange rates. Certain discussions in this release isolate the impact of year-over-year foreign currency fluctuations to better measure the comparability of operating results between periods. Operating results excluding the impact of foreign currency fluctuations are calculated by translating the current period’s results by the prior period’s exchange rates.

Divisional alignment program: In October 2022, following our September announcement to realign our segments and leadership, we initiated a divisional alignment program with a focus on realizing the full potential of this structure. In connection with the program, we expect to incur pre-tax charges principally related to employee-related costs, consulting, asset impairments and contract terminations over a two-year period. We expect to achieve benefits in the form of both increased customer engagement and operating efficiencies. Costs related to the divisional alignment program will be recorded as “restructuring” in our consolidated statements of income. We will exclude charges associated with this program for purposes of calculating non-GAAP measures as they are not reflective of ongoing operating performance or comparisons in Nasdaq’s performance between periods.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. Nasdaq cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections relating to our future financial results, total shareholder returns, growth, dividend program, trading volumes, products and services, ability to transition to new business models or implement our new corporate structure, taxes and achievement of synergy targets, (ii) statements about the closing or implementation dates and benefits of certain acquisitions, divestitures and other strategic, restructuring, technology, environmental, de-leveraging and capital allocation initiatives, (iii) statements about our integrations of our recent acquisitions, (iv) statements relating to any litigation or regulatory or government investigation or action to which we are or could become a party, and (v) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond Nasdaq’s control. These factors include, but are not limited to, Nasdaq’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, geopolitical instability, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in Nasdaq’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on Nasdaq’s investor relations website at http://ir.nasdaq.com and the SEC’s website at www.sec.gov. Nasdaq undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

WEBSITE DISCLOSURE

Nasdaq intends to use its website, ir.nasdaq.com, as a means for disclosing material non-public information and for complying with SEC Regulation FD and other disclosure obligations.

Media Relations Contact	Investor Relations Contact

Will Briganti	Ato Garrett

646.964.8169	212.401.8737

william.briganti@nasdaq.com	ato.garrett@nasdaq.com

Nasdaq, Inc.

Condensed Consolidated Statements of Income

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022
Revenues:
Market Platforms	$1,032	$1,039
Capital Access Platforms	416	419
Anti-Financial Crime	84	72
Other revenues	1	5

Total revenues	1,533	1,535
Transaction-based expenses:
Transaction rebates	(487)	(581)
Brokerage, clearance and exchange fees	(132)	(62)

Revenues less transaction-based expenses	914	892

Operating expenses:
Compensation and benefits	256	254
Professional and contract services	32	35
Computer operations and data communications	54	50
Occupancy	39	27
General, administrative and other	14	21
Marketing and advertising	9	10
Depreciation and amortization	69	67
Regulatory	9	8
Merger and strategic initiatives	2	15
Restructuring charges	18	—

Total operating expenses	502	487

Operating income	412	405
Interest income	6	—
Interest expense	(36)	(32)
Other expense	—	(6)
Net income from unconsolidated investees	14	7

Income before income taxes	396	374
Income tax provision	95	91

Net income	301	283
Net loss attributable to noncontrolling interests	1	1

Net income attributable to Nasdaq	$302	$284

Per share information:
Basic earnings per share	$0.62	$0.57

Diluted earnings per share	$0.61	$0.57

Cash dividends declared per common share	$0.20	$0.18

Weighted-average common shares outstanding for earnings per share:
Basic	489.9	495.1
Diluted	494.8	501.7

Nasdaq, Inc.

Revenue Detail

(in millions)

(unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022
MARKET PLATFORMS
Trading Services revenues	$886	$907
Transaction-based expenses:
Transaction rebates	(487)	(581)
Brokerage, clearance and exchange fees	(132)	(62)

Total net Trading Services revenues	267	264
Marketplace Technology revenues	146	132

Total Market Platforms revenues	413	396
CAPITAL ACCESS PLATFORMS
Data and Listing Services revenues	186	182
Index revenues	110	122
Workflow and Insights revenues	120	115

Total Capital Access Platforms revenues	416	419

ANTI-FINANCIAL CRIME	84	72
OTHER REVENUES	1	5

REVENUES LESS TRANSACTION-BASED EXPENSES	$914	$892

Nasdaq, Inc.

Condensed Consolidated Balance Sheets

(in millions)

	March 31, 2023	December 31, 2022
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$373	$502
Restricted cash and cash equivalents	57	22
Default funds and margin deposits	7,055	7,021
Financial investments	197	181
Receivables, net	666	677
Other current assets	192	201

Total current assets	8,540	8,604
Property and equipment, net	529	532
Goodwill	8,103	8,099
Intangible assets, net	2,545	2,581
Operating lease assets	427	444
Other non-current assets	631	608

Total assets	$20,775	$20,868

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$183	$185
Section 31 fees payable to SEC	125	243
Accrued personnel costs	157	243
Deferred revenue	664	357
Other current liabilities	173	122
Default funds and margin deposits	7,055	7,021
Short-term debt	347	664

Total current liabilities	8,704	8,835
Long-term debt	4,762	4,735
Deferred tax liabilities, net	463	456
Operating lease liabilities	442	452
Other non-current liabilities	225	226

Total liabilities	14,596	14,704

Commitments and contingencies
Equity
Nasdaq stockholders’ equity:
Common stock	5	5
Additional paid-in capital	1,312	1,445
Common stock in treasury, at cost	(555)	(515)
Accumulated other comprehensive loss	(2,006)	(1,991)
Retained earnings	7,411	7,207

Total Nasdaq stockholders’ equity	6,167	6,151
Noncontrolling interests	12	13

Total equity	6,179	6,164

Total liabilities and equity	$20,775	$20,868

Nasdaq, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income,

Operating Expenses, and Organic Impacts

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022
U.S. GAAP net income attributable to Nasdaq	$302	$284
Non-GAAP adjustments:
Amortization expense of acquired intangible assets (1)	38	40
Merger and strategic initiatives expense (2)	2	15
Restructuring charges (3)	18	—
Lease asset impairments (4)	17	—
Net income from unconsolidated investees (5)	(14)	(6)
Other (6)	(9)	9

Total non-GAAP adjustments	52	58
Non-GAAP adjustment to the income tax provision (7)	(15)	(13)

Total non-GAAP adjustments, net of tax	37	45

Non-GAAP net income attributable to Nasdaq	$339	$329

U.S. GAAP diluted earnings per share	$0.61	$0.57
Total adjustments from non-GAAP net income above	0.08	0.09

Non-GAAP diluted earnings per share	$0.69	$0.66

Weighted-average diluted common shares outstanding for earnings per share:	494.8	501.7

(1)

We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations.

(2)

We have pursued various strategic initiatives and completed acquisitions and divestitures in recent years which have resulted in expenses which would not have otherwise been incurred. These expenses generally include integration costs, as well as legal, due diligence and other third party transaction costs. The frequency and amount of such expenses vary significantly based on the size, timing and complexity of the transaction.

(3)

In October 2022, following our September announcement to realign our segments and leadership, we initiated a divisional alignment program with a focus on realizing the full potential of this structure. In connection with the program, we expect to incur pre-tax charges principally related to employee-related costs, consulting, asset impairments and contract terminations over a two-year period.

(4)

During the first quarter of 2023, we initiated a review of our real estate and facility capacity requirements due to our new and evolving work models. As a result, we recorded impairment charges of $17 million related to our operating lease assets and leasehold improvements associated with vacating certain leased office space, which are recorded in occupancy expense and depreciation and amortization expense in our Condensed Consolidated Statements of Income.

(5)

We exclude our share of the earnings and losses of our equity method investments, primarily our equity interest in the Options Clearing Corporation, or OCC. This provides a more meaningful analysis of Nasdaq’s ongoing operating performance or comparisons in Nasdaq’s performance between periods.

(6)

We have excluded certain other charges or gains, including certain tax items, that are the result of other non-comparable events to measure operating performance. For the three months ended March 31, 2023, these items primarily included insurance recovery related to legal matters recorded in general, administrative and other expense and professional and contract services expense in our Condensed Consolidated Statements of Income. For the three months ended March 31, 2022, these items primarily relate to an unrealized loss from a strategic investment related to our corporate venture program.

(7)

The non-GAAP adjustment to the income tax provision primarily includes the tax impact of each non-GAAP adjustment. In addition, for the three months ended March 31, 2023, we recorded a tax benefit primarily related to deferred tax adjustments.

Nasdaq, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income,

Operating Expenses, and Organic Impacts

(in millions)

(unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022
U.S. GAAP operating income	$412	$405
Non-GAAP adjustments:
Amortization expense of acquired intangible assets (1)	38	40
Merger and strategic initiatives expense (2)	2	15
Restructuring charges (3)	18	—
Lease asset impairments (4)	17	—
Other (5)	(9)	4

Total non-GAAP adjustments	66	59

Non-GAAP operating income	$478	$464

Revenues less transaction-based expenses	$914	$892

U.S. GAAP operating margin (6)	45%	45%

Non-GAAP operating margin (7)	52%	52%

(1)

We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations.

(2)

We have pursued various strategic initiatives and completed acquisitions and divestitures in recent years which have resulted in expenses which would not have otherwise been incurred. These expenses generally include integration costs, as well as legal, due diligence and other third party transaction costs. The frequency and amount of such expenses vary significantly based on the size, timing and complexity of the transaction.

(3)

In October 2022, following our September announcement to realign our segments and leadership, we initiated a divisional alignment program with a focus on realizing the full potential of this structure. In connection with the program, we expect to incur pre-tax charges principally related to employee-related costs, consulting, asset impairments and contract terminations over a two-year period.

(4)

During the first quarter of 2023, we initiated a review of our real estate and facility capacity requirements due to our new and evolving work models. As a result, we recorded impairment charges of $17 million related to our operating lease assets and leasehold improvements associated with vacating certain leased office space, which are recorded in occupancy expense and depreciation and amortization expense in our Condensed Consolidated Statements of Income.

(5)

We have excluded certain other charges or gains, including certain tax items, that are the result of other non-comparable events to measure operating performance. For the three months ended March 31, 2023, these items primarily included insurance recovery related to legal matters recorded in general, administrative and other expense and professional and contract services expense in our Condensed Consolidated Statements of Income.

(6)	U.S. GAAP operating margin equals U.S. GAAP operating income divided by revenues less transaction-based expenses.
(7)	Non-GAAP operating margin equals non-GAAP operating income divided by revenues less transaction-based expenses.

Nasdaq, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income,

Operating Expenses, and Organic Impacts

(in millions)

(unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022
U.S. GAAP operating expenses	$502	$487
Non-GAAP adjustments:
Amortization expense of acquired intangible assets (1)	(38)	(40)
Merger and strategic initiatives expense (2)	(2)	(15)
Restructuring charges (3)	(18)	—
Lease asset impairments (4)	(17)	—
Other (5)	9	(4)

Total non-GAAP adjustments	(66)	(59)

Non-GAAP operating expenses	$436	$428

(1)

We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations.

(2)

We have pursued various strategic initiatives and completed acquisitions and divestitures in recent years which have resulted in expenses which would not have otherwise been incurred. These expenses generally include integration costs, as well as legal, due diligence and other third party transaction costs. The frequency and amount of such expenses vary significantly based on the size, timing and complexity of the transaction.

(3)

In October 2022, following our September announcement to realign our segments and leadership, we initiated a divisional alignment program with a focus on realizing the full potential of this structure. In connection with the program, we expect to incur pre-tax charges principally related to employee-related costs, consulting, asset impairments and contract terminations over a two-year period.

(4)

During the first quarter of 2023, we initiated a review of our real estate and facility capacity requirements due to our new and evolving work models. As a result, we recorded impairment charges of $17 million related to our operating lease assets and leasehold improvements associated with vacating certain leased office space, which are recorded in occupancy expense and depreciation and amortization expense in our Condensed Consolidated Statements of Income.

(5)

We have excluded certain other charges or gains, including certain tax items, that are the result of other non-comparable events to measure operating performance. For the three months ended March 31, 2023, these items primarily included insurance recovery related to legal matters recorded in general, administrative and other expense and professional and contract services expense in our Condensed Consolidated Statements of Income.

Nasdaq, Inc.

Reconciliation of U.S. GAAP to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income,

Operating Expenses, and Organic Impacts

(in millions)

(unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022	Total Variance		Organic Impact		Other Impacts (1)
			$	%	$	%	$	%
Trading Services	$267	$264	3	1%	7	3%	(4)	(2)%
Solutions Businesses (2)	646	623	23	4%	29	5%	(6)	(1)%
Other	1	5	(4)	(80)%	—	—%	(4)	(80)%

Revenues less transaction-based expenses	$914	892	$22	2%	36	4%	(14)	(2)%

(1)	Other impacts includes acquisition, divestiture and the impact of changes in FX rates.
(2)	Represents Capital Access Platforms and Anti-Financial Crime segments and the Marketplace Technology business within the Market Platforms segment.

Nasdaq, Inc.

Quarterly Key Drivers Detail

(unaudited)

	Three Months Ended
	March 31, 2023	March 31, 2022
Market Platforms
Annualized recurring revenues (in millions) (1)	$510	$473
Trading Services
Equity Derivative Trading and Clearing
U.S. equity options
Total industry average daily volume (in millions)	42.4	40.0
Nasdaq PHLX matched market share	11.1%	11.4%
The Nasdaq Options Market matched market share	7.1%	8.4%
Nasdaq BX Options matched market share	3.3%	2.1%
Nasdaq ISE Options matched market share	5.8%	5.9%
Nasdaq GEMX Options matched market share	2.0%	2.4%
Nasdaq MRX Options matched market share	1.5%	1.8%

Total matched market share executed on Nasdaq’s exchanges	30.8%	32.0%
Nasdaq Nordic and Nasdaq Baltic options and futures
Total average daily volume of options and futures contracts (2)	344,141	365,611

Cash Equity Trading
Total U.S.-listed securities
Total industry average daily share volume (in billions)	11.8	12.9
Matched share volume (in billions)	121.8	142.2
The Nasdaq Stock Market matched market share	15.8%	16.4%
Nasdaq BX matched market share	0.4%	0.5%
Nasdaq PSX matched market share	0.5%	0.9%

Total matched market share executed on Nasdaq’s exchanges	16.7%	17.8%
Market share reported to the FINRA/Nasdaq Trade Reporting Facility	31.6%	33.4%

Total market share (3)	48.3%	51.2%
Nasdaq Nordic and Nasdaq Baltic securities
Average daily number of equity trades executed on Nasdaq’s exchanges	787,715	1,133,543
Total average daily value of shares traded (in billions)	$5.3	$7.1
Total market share executed on Nasdaq’s exchanges	68.9%	73.0%

Fixed Income and Commodities Trading and Clearing
Fixed Income
Total average daily volume of Nasdaq Nordic and Nasdaq Baltic fixed income contracts	91,725	125,740
Commodities
Power contracts cleared (TWh) (4)	86	135

Marketplace Technology
Order intake (in millions) (5)	$32	$38

Capital Access Platforms
Annualized recurring revenues (in millions) (1)	$1,204	$1,146
Initial public offerings
The Nasdaq Stock Market (6)	40	70
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic	2	13
Total new listings
The Nasdaq Stock Market (6)	81	110
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic (7)	7	19
Number of listed companies
The Nasdaq Stock Market (8)	4,163	4,242
Exchanges that comprise Nasdaq Nordic and Nasdaq Baltic (9)	1,250	1,244
Index
Number of licensed exchange traded products (ETPs)	387	368
Period end ETP assets under management (AUM) tracking Nasdaq indexes (in billions)	$366	$401
Quarterly average ETP assets under management (AUM) tracking Nasdaq indexes (in billions)	$341	$383
TTM (10) net inflows ETP AUM tracking Nasdaq indexes (in billions)	$23	$75
TTM (10) net (depreciation) appreciation ETP AUM tracking Nasdaq indexes (in billions)	$(57)	$33

Anti-Financial Crime
Annualized recurring revenues (in millions) (1)	$321	$280
Total signed ARR (11)	$354	$294

(1)

Annualized Recurring Revenue, or ARR, for a given period is the annualized revenue of support services and SaaS subscription contracts. ARR is currently one of our key performance metrics to assess the health and trajectory of our recurring business. ARR does not have any standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast and the active contracts during the reporting period used in calculating ARR may or may not be extended or renewed by our customers.

(2)	Includes Finnish option contracts traded on Eurex for which Nasdaq and Eurex have a revenue sharing arrangement.
(3)

Includes transactions executed on The Nasdaq Stock Market’s, Nasdaq BX’s and Nasdaq PSX’s systems plus trades reported through the Financial Industry Regulatory Authority/Nasdaq Trade Reporting Facility.

(4)	Transactions executed on Nasdaq Commodities or OTC and reported for clearing to Nasdaq Commodities measured by Terawatt hours (TWh).
(5)	Represents the total contract value of orders signed in the period.
(6)

New listings include IPOs, including issuers that switched from other listing venues, closed-end funds and separately listed ETPs. For the three months ended March 31, 2023 and 2022, IPOs included 10 and 43 SPACs, respectively.

(7)	New listings include IPOs and represent companies listed on the Nasdaq Nordic and Nasdaq Baltic exchanges and companies on the alternative markets of Nasdaq First North.
(8)	Number of total listings on The Nasdaq Stock Market at period end includes 539 ETPs as of March 31, 2023 and 447 as of March 31, 2022.
(9)	Represents companies listed on the Nasdaq Nordic and Nasdaq Baltic exchanges and companies on the alternative markets of Nasdaq First North.
(10)	Trailing 12-months.
(11)	Total Signed ARR includes ARR recognized as revenue in the current period as well as ARR for new contracts signed but not yet commenced.